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                                                                    EXHIBIT 3.19


                      ARTICLES OF INCORPORATION-FOR PROFIT

                                       OF

                           MILESTONE MANAGEMENT, INC.


[XX]   Business Stock (15Pa.C.S.1306)        [  ]   Professional (15Pa.C.S.2903)
[  ]   Business Nonstock (15Pa.C.S.2102)     [  ]   Management (15Pa.C.S.2702)
[  ]   Business-Statutory Close              [  ]   Insurance (15Pa.C.S.3101)
       (Pa.C.S.2303)
[  ]   Cooperative (15Pa.C.S.7102)

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.       The name of the corporation is:

                           MILESTONE MANAGEMENT, INC.

2. The address of this corporation's initial registered office in this Commonwealth or name of its commercial registered office provider and the county of venue is:

         Eric A. Weiss
         30 Sugar Maple Drive
         Newtown Square, PA 19073      Delaware County

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.       The aggregate number of shares authorized is: 1500 @ no par value

5. The name and address, including number and street, if any, of each incorporator is:

         Lisa L. Davidson
         319 Market Street
         Harrisburg, PA 17101

6.       The specified effective date, if any, is:

7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)



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ARTICLES OF INCORPORATION


9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation on November 24, 1998.




/s/ LISA L. DAVIDSON
-----------------------------